EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley-Act of 2002, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company's Annual Report on Form 10-K for the year ended December 31, 2025 and dated February 13, 2026 (the “Form 10-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEVIN W. STOCKFISH
Devin W. Stockfish
President and Chief Executive Officer

Date:	February 13, 2026

/s/ DAVID M. WOLD
David M. Wold
Senior Vice President and Chief Financial Officer

Date:	February 13, 2026